EXHIBIT 10.1

Certain identified information has been excluded from this exhibit because such information both (i) is not material and (ii) would likely cause competitive harm if publicly disclosed. Excluded information is indicated with brackets and asterisks.

[Letterhead of Penn Center for Innovation]

March 21, 2022

VIA ELECTRONIC MAIL

CONFIDENTIAL

Ken Mills, President and CEO

REGENXBIO Inc.

9804 Medical Center Drive

Rockville, MD  20850

Re:  Confidential Letter Agreement

Dear Ken:

The purpose of this letter agreement (the “2022 Letter Agreement”) is to amend aspects of the Parties’ relationship and also to memorialize the terms of a confidential settlement of potential claims between The Trustees of the University of Pennsylvania (“Penn”) and REGENXBIO Inc. (“REGENXBIO”), effective as of March 21, 2022 (the “Effective Date”).  Penn and REGENXBIO each may be referred to herein as a “Party,” and collectively as the “Parties.”  This letter also serves to release GSK from certain claims by REGENXBIO that REGENXBIO had, has, or may have under various agreements listed below.

Penn and REGENXBIO hereby acknowledge and agree that this 2022 Letter Agreement covers any and all claims1 that have been asserted or that could have been asserted against each other through the Effective Date based on:

•

a License Agreement dated February 24, 2009 between Penn and REGENXBIO (then known as ReGenX, LLC) relating to a gene therapy technology platform based on certain novel adeno associated viruses (“AAVs”) discovered by Dr. James M. Wilson, M.D., Ph.D. of Penn’s School of Medicine (“Dr. Wilson”), as amended (the “Penn-REGENXBIO License”);

•	a License Agreement dated May 31, 2002 between GlaxoSmithKline LLC (formerly SmithKline Beecham Corporation, d/b/a GlaxoSmithKline) (“GSK”) and Penn, as amended (the “Penn-GSK License”); and
•	a Sublicense Agreement dated March 6, 2009 between REGENXBIO and GSK, as amended (the “GSK-REGENXBIO Sublicense”).

[1]	Including but not limited to those described in correspondence between the parties identified in Exhibit A.

Ken Mills, President and CEO

March 21, 2022

Any and all rights to patents or patent applications or intellectual property licensed by REGENXBIO under any of the foregoing licenses or sublicenses are referred to herein as the “Licensed Patents.”  The subset of Licensed Patents that are the subject of the GSK-REGENXBIO Sublicense are referred to herein as the “Sublicensed Patents.”

To avoid the costs and uncertainties of further protracted disputes between the parties, and without admission by either Party of fault, liability or wrongdoing, the Parties hereby agree as follows:

1.  Representations and Warranties.

A.

Wilson Lab Sponsors/ Programs.  Penn represents and warrants that Exhibit B hereto contains a listing of certain commercial entities that, as of the Effective Date, have an agreement to sponsor research, to collaborate with, or to receive license rights for discoveries relating to adeno-associated vectors made by Dr. Wilson and/or any individuals who are under the direct supervision or control of Dr. Wilson at Penn, including all core laboratories that report directly to Dr. Wilson (collectively, the “Wilson Lab”).  Such commercial entities and any future sponsors added in accordance with the procedures described in paragraph 4 are referred to herein as the “Wilson Lab Sponsors.”  Penn further represents and warrants that for each such Wilson Lab Sponsor included in Exhibit B, the exhibit also sets forth the product candidate(s), including [****], for which, as of the Effective Date, each such Sponsor has agreed to sponsor research or otherwise collaborate, and/or for which such commercial entity has received license or option rights from Penn (“Wilson Lab Programs”).  Penn may supplement Exhibit B after the Effective Date to add new Wilson Lab Sponsors and/or Programs provided these additions are in accordance with the procedures described in paragraph 4.

B.

REGENXBIO Sublicensees.  REGENXBIO represents and warrants that (1) Exhibit C hereto contains a full and complete listing of every sublicensee that has received rights in the Licensed Patents, including option rights, from REGENXBIO (the “REGENXBIO Sublicensees”), and (2) complete and accurate copies of the entire executed sublicense agreements for such REGENXBIO Sublicensees, written in the English language, have been provided to Penn.   REGENXBIO Sublicensees that are exclusively sublicensed or optioned under the Licensed Patents may be referred to as the “REGENXBIO Exclusive Sublicensees.”  REGENXBIO acknowledges that it will, within [****] after REGENXBIO enters into any additional sublicense agreements, deliver to Penn a complete and accurate copy of the entire executed sublicense agreement written in the English language, and also agrees to contemporaneously update Exhibit C.

Ken Mills, President and CEO

March 21, 2022

C.

REGENXBIO Products.  REGENXBIO represents and warrants that Exhibit D.1 hereto contains a full and complete listing, including [****], of every product candidate involving AAVs that REGENXBIO has in development as of the Effective Date.  REGENXBIO represents and warrants that Exhibit D.2 hereto contains, to the best of REGENXBIO’s knowledge, a full and complete listing, including [****], of every AAV product candidate with respect to which REGENXBIO has sublicensed rights to a Licensed Patent.  REGENXBIO may reasonably supplement Exhibits D.1 and D.2 within [****] of additional product candidates being actively developed by REGENXBIO or its sublicensees. REGENXBIO shall not supplement Exhibits D.1 or D.2 to add product candidates that would compete directly with a Covered Wilson Lab Program without Penn’s consent, not to be unreasonably withheld.

2.  Penn and REGENXBIO Release.  For good and valuable consideration, the receipt of which is hereby acknowledged, Penn and REGENXBIO, their past, present and future trustees,  shareholders, officers, directors, parents, subsidiaries, affiliates, predecessors, successors, assigns, employees, agents and insurers, and all persons acting by, through, under or in concert with any of them (the “Releasors”), do unconditionally, fully, finally and forever remise, release, relinquish, compromise and discharge all claims, counterclaims, suits, demands, liabilities, or causes of action of any kind, in law or equity, known or unknown, that they have or may have against each other, including without limitation all claims for contribution or indemnity that might be asserted between them, arising out of or related to the Penn-REGENXBIO License, the Penn-GSK License, or the GSK-REGENXBIO Sublicense, through the Effective Date, including without limitation: (a) any claim against REGENXBIO for underpayment of past or currently due royalties pursuant to Section 3.3 of the GSK-REGENXBIO Sublicense, including any such claims obtained by Penn from GSK pursuant to the assignment attached as Exhibit F; (b) any claim against REGENXBIO for non-payment or underpayment of past or current sublicense fees pursuant to Section 3.5 of the Penn-REGENXBIO License; (c) any other claim against REGENXBIO for failure to make appropriate payments under the Penn-REGENXBIO License or the Penn-GSK License; (d) [****]; and (e) any other claim against Penn arising out of or related to any Penn agreements with third parties to sponsor research or collaborate with, or to license technology from, Penn and/or the Wilson Lab.  The Parties agree that these releases do not extend to any royalties for sales during the first quarter of 2022 that will become due after March 31, 2022, or any claims arising out of conduct occurring after the Effective Date, or any claims for breach of this 2022 Letter Agreement.

3.  Release of Current Wilson Lab Sponsors.  For good and valuable consideration, the receipt of which is hereby acknowledged, REGENXBIO, its past, present and future shareholders, officers, directors, parents, subsidiaries, affiliates, predecessors, successors, assigns, employees, agents and insurers (the “REGENXBIO Releasors”), do unconditionally, fully, finally and forever remise, release, relinquish, compromise and discharge all claims, counterclaims, suits, demands, liabilities, or causes of action of any kind, in law or equity, that they have or may have against the Wilson Lab Sponsors listed on Exhibit B as of the Effective

Ken Mills, President and CEO

March 21, 2022

Date, their past, present and future general partners, limited partners, shareholders, members, officers, directors, parents, subsidiaries, affiliates, predecessors, successors, controlling persons, contractors, assigns, attorneys, employees, agents, sublicensees, collaborators and insurers, and all persons acting by, through, under or in concert with any of them (the “Wilson Lab Sponsor Released Parties”), including without limitation all claims for contribution or indemnity that might be asserted between them, through the Effective Date, arising out of or related to any Penn agreements with third parties to sponsor research or collaborate with, or to license technology from, Penn and/or the Wilson Lab.  The Parties agree that these releases do not extend to any claims arising out of conduct occurring after the Effective Date or breach of this 2022 Letter Agreement.  The Parties further agree that these releases do not extend to any claims of patent infringement other than those involving the Sublicensed Patents.

4.  Future Wilson Lab Sponsors and Programs.  In advance of finalizing any agreement after the Effective Date with (1) a new commercial entity Penn wishes to identify as a new Wilson Lab Sponsor pursuant to paragraph 1.A hereof (“Proposed Wilson Lab Sponsor”), or (2) a current or new Wilson Lab Sponsor to add a new Wilson Lab Program that Penn wishes to protect pursuant to paragraph 1.A and 7 hereof (a “Future Wilson Lab Program”), Penn will notify REGENXBIO of the proposed sponsor and the program’s proposed product candidates, including [****].  Such additional Future Wilson Lab Program and Proposed Wilson Lab Sponsor will be considered a Covered Wilson Lab Program, as defined below, and a Wilson Lab Sponsor, as defined above, only after receiving REGENXBIO’s written consent, which shall not unreasonably be withheld or delayed.  REGENXBIO’s withholding of such consent is reasonable if: [****].  Once a Future Wilson Lab Program or Proposed Wilson Lab Sponsor has received REGENXBIO’s written consent, it will be automatically added to Exhibit B.  The Wilson Lab Programs listed on Exhibit B as of the Effective Date and any new Wilson Lab Programs consented to by REGENXBIO pursuant to this paragraph, sometimes are referred to collectively as the “Covered Wilson Lab Programs.”

5. REGENXBIO Release of GSK. For good and valuable consideration, the receipt of which is hereby acknowledged, the REGENXBIO Releasors do unconditionally, fully, finally and forever remise, release, relinquish, compromise and discharge all claims, counterclaims, suits, demands, liabilities, or causes of action of any kind, in law or equity, known or unknown, that they have or may have against GSK, its past, present and future shareholders, officers, directors, parents, subsidiaries, affiliates, predecessors, successors, assigns, employees, agents and insurers, and all persons acting by, through, under or in concert with it including without limitation all claims for contribution or indemnity that might be asserted against it, arising out of or related to (a) [****]; and (b) any other claim against GSK arising out of or related to any Penn agreements with third parties to sponsor research or collaborate with, or to license technology from, Penn and/or the Wilson Lab.  Nothing in the preceding releases shall be construed to release REGENXBIO from claims by GSK arising out of or related to Section 3.4 of the GSK-REGENXBIO Sublicense Agreement.

6. Covenant Not to Sue Penn/the Wilson Lab.  REGENXBIO agrees that Penn and the Wilson Lab may continue conducting gene therapy research without restriction outside of the

Ken Mills, President and CEO

March 21, 2022

field identified on Exhibit E, and that REGENXBIO will not assert that such research constitutes a breach of any provision of the Penn-GSK License or the Penn-REGENXBIO License, even if such research is sponsored by a commercial entity. REGENXBIO hereby covenants and agrees not to sue Penn, including its past, present and future trustees, officers, directors, parents, subsidiaries, affiliates, predecessors, successors, controlling persons, contractors, assigns, attorneys, employees, agents and insurers for any past, present or future Wilson Lab activities, that might otherwise infringe a valid claim of a Licensed Patent, including but not limited to commercially sponsored research, outside of the field identified on Exhibit E.  Notwithstanding the foregoing, Penn agrees that Dr. Wilson and other members of the Wilson Lab under his supervision [****].

7.  Covenant Not to Sue Wilson Lab Sponsors.  REGENXBIO hereby covenants and agrees not to sue any Wilson Lab Sponsor, including its past, present and future officers, directors, parents, subsidiaries, affiliates, predecessors, successors, controlling persons, contractors, assigns, attorneys, employees, agents and insurers for infringement of any Sublicensed Patent based upon any past, present or future activities relating to or arising out of a Covered Wilson Lab Program, including but not limited to sponsored research [****]; provided, however, that the covenant and agreement not to sue Wilson Lab Sponsors shall not: [****].  The Parties agree that, for purposes of the release set forth in paragraph 3 and the covenant not to sue set forth in this paragraph 7, the Wilson Lab Sponsors with Covered Wilson Lab Programs shall be considered third-party beneficiaries of this 2022 Letter Agreement and shall have the right to enforce such provisions directly to the extent they deem such enforcement necessary or advisable to protect their rights.

8.  Covenant Not to Sue GSK.  REGENXBIO agrees that Penn and the Wilson Lab may continue conducting gene therapy research without restriction outside of the field identified on Exhibit E, and that REGENXBIO will not assert that such research constitutes a breach of any provision of the Penn-GSK License, the Penn-REGENXBIO License or the GSK-REGENXBIO Sublicense, even if such research is sponsored by a commercial entity. REGENXBIO hereby covenants and agrees not to sue GSK, its past, present and future shareholders, officers, directors, parents, subsidiaries, affiliates, predecessors, successors, assigns, employees, agents and insurers, and all persons acting by, through, under or in concert with it for any past, present or future Wilson Lab activities, that might otherwise infringe a valid claim of a Licensed Patent, including but not limited to commercially sponsored research, outside of the field identified on Exhibit E.

9.  Sublicense Fees.  Section 3.5 of the Penn-REGENXBIO License is hereby deleted in its entirety.

10.  Payments.  In consideration of the Mutual General Release, amendment to the Penn-REGENXBIO License as set forth in paragraph 9, and in full satisfaction of its past, present, and future obligations to pay sublicense fees pursuant to Section 3.5 of the Penn-REGENXBIO License, REGENXBIO shall pay Penn, as follows:

Ken Mills, President and CEO

March 21, 2022

A.REGENXBIO shall pay Penn Twelve Million Dollars ($12,000,000) (“Initial Settlement Payment”) by wire transfer.  The Initial Settlement Payment may be paid to Penn in the form of annual installments, with the first payment of Three Million Dollars ($3,000,000) due on the first anniversary of the Effective Date, and Three Million Dollars ($3,000,000) due on each anniversary of the first payment until the total amount has been paid; and

B.REGENXBIO shall pay Penn Eight Million Dollars ($8,000,000) by wire transfer within [****] of the Effective Date as consideration arising from and related to the AbbVie/REGENXBIO strategic partnership and sublicense agreement announced on September 13, 2021.

Any amounts provided for under this paragraph that remain unpaid shall immediately become due and payable within [****] of any of the following events: [****]. The offsets provided for in Section 1.1(b)(ii) of the Penn-REGENXBIO License shall not apply to any payment required pursuant to this paragraph.  Any amounts that are not paid by REGENXBIO when due will accrue interest at [****].  No interest will accrue on REGENXBIO’s annual installment payments made pursuant to this paragraph 10.A if REGENXBIO elects to pay the Initial Settlement Amount in the form of annual installments.

11.  Assignment of GSK Royalty Rights.  REGENXBIO hereby consents to the assignment from GSK to Penn of any and all past, present and future rights to receive royalties and reports, and to have access to records, pursuant to Sections 3.3, 3.5 and 3.6 of the GSK-REGENXBIO License, as provided in the Assignment, Release and Eighth Amendment to the Penn-GSK License, attached hereto as Exhibit F.  Nothing in this 2022 Letter Agreement shall diminish Penn’s right to amounts due to Penn pursuant to Section 3.2 of the Penn-REGENXBIO License or any other amounts due under the existing Penn-REGENXBIO License, except those amounts due under Section 3.5, which has been deleted pursuant to paragraph 9, and nothing in this 2022 Letter Agreement shall be used to interpret Section 3.2 of the Penn-REGENXBIO License.  Notwithstanding GSK’s assignment of rights under Section 3.5 of the GSK-REGENXBIO License, REGENXBIO agrees to deliver reports pursuant to Section 3.5.1 to both Penn and GSK.

12.  Future Royalty Payments Under the GSK-REGENXBIO Sublicense. The Parties agree that, in consideration of the Mutual General Release and other good and valuable consideration, REGENXBIO will continue to pay royalties pursuant to Section 3.3 of the GSK-REGENXBIO Sublicense [****] at the royalty percentages for [****] Licensed Products.  REGENXBIO agrees to pay royalties payable pursuant to the GSK-REGENXBIO Sublicense at the [****] royalty percentage for all other current and future Licensed Products that would otherwise infringe a Valid Claim covering a therapeutic use of a vector or compound, including but not limited to: [****].  For such other products, REGENXBIO shall pay royalties at the [****] royalty percentage [****].

13.  No Admission of Liability.  Nothing contained herein is an admission by either of the Parties, or any Wilson Lab Sponsor, of any liability, fault, or wrongdoing, nor a concession as to any issue of contract interpretation.

Ken Mills, President and CEO

March 21, 2022

14.  Joint Press Release.  The Parties agree to issue, within [****] of the Effective Date, a joint press release to be reasonably agreed.  Other than the agreed upon press release, no Party shall issue any press release or other publicity material or make any public representation that refers to the existence of this 2022 Letter Agreement without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), unless permitted by paragraph 16.  Prior to the issuance of the press release, the Parties shall provide the entire press release to GSK for its review.  The Parties shall permit GSK to review the joint press release and comment on any content referring to or affecting GSK.

15.Future Activities.  The Parties agree to pursue potential new collaboration and alliance opportunities together and to conduct further exploration of joint participation and potential philanthropic commitments to the Institutes for Life Changing Medicines at Penn at a time and forum to be mutually agreed.

16.  Confidentiality.  Apart from the joint press release referenced in paragraph 14, each Party agrees not to disclose any term of this 2022 Letter  Agreement, and/or any information provided pursuant the terms of this 2022 Letter Agreement, to any third party without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed); provided, however, that:  (a) each Party shall be free to disclose such information to the extent disclosure is required by order or regulation of a government agency, court or other tribunal having jurisdiction, provided, however, that, to the extent permitted by law, such Party shall not make any such disclosure (other than a filing of information or materials with the U.S. Securities and Exchange Commission or an equivalent authority in another jurisdiction or a relevant stock exchange that is made with a request for confidential treatment for any part of such disclosure for which such treatment may reasonably be expected to be granted) without first notifying the other Party and allowing such Party a reasonable opportunity to seek a protective order and/or injunctive relief from the obligation to make such disclosure; (b) each Party shall be free to disclose such information to [****], provided that such entities and/or individuals are obligated to keep such terms confidential to the same extent as said Party; (c) Penn shall be free to disclose such information to GSK and Wilson Lab Sponsors, and REGENXBIO shall be free to disclose such information to GSK and [****],  provided that such entities are obligated to keep such terms confidential to the same extent as said Parties; and (d) each Wilson Lab Sponsor shall be free to disclose the release set forth in paragraph 3, the covenant not to sue set forth in paragraph 7, and any portion of Exhibit B pertaining to the Sponsor’s programs, to [****], provided that such entities are obligated to keep such terms confidential to the same extent as such Wilson Lab Sponsor.  [****].

17.  Governing Law.  This 2022 Letter Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provision.  Any disputes arising from or relating to this 2022 Letter Agreement or the subject matter hereof, shall be subject to the exclusive jurisdiction of the United States District Court for the Eastern District of Pennsylvania, provided, however, that, if for any reason, jurisdiction over such dispute does not exist in such federal court, the dispute shall be brought and litigated exclusively in the Pennsylvania state courts.

Ken Mills, President and CEO

March 21, 2022

18.  Authority and Binding Effect.  Each Party represents that: (a) the person executing this 2022 Letter Agreement on its behalf is fully empowered, authorized, and entitled to enter into this 2022 Letter Agreement on behalf of the Party for whom he or she is executing it; and (b) this 2022 Letter Agreement is a legal, valid, and binding obligation, enforceable against it in accordance with its terms.  The obligations and rights under this 2022 Letter Agreement shall be binding upon and inure to the benefit of, as the case may be, the Parties’ owners, employees, successors, assigns, heirs, and personal representatives.

19.  Complete Agreement.  This 2022 Letter Agreement constitutes the complete agreement between the Parties as to the subject matter identified herein.  Any modifications to this 2022 Letter Agreement must be made in writing and signed by both Parties.  To the extent that there is any inconsistency between this 2022 Letter Agreement and the terms of any of the referenced license or sublicense agreements, this 2022 Letter Agreement shall govern.  The Penn-GSK License, the Penn-RGX License and the GSK-RGX Sublicense remain in full force and effect unless expressly modified, waived, amended or superseded by the terms of this 2022 Letter Agreement.

Very truly yours,

/s/ John S. Swartley

John S. Swartley, Ph.D

Associate Vice Provost for Research

Managing Director, Penn Center for Innovation

on behalf of The Trustees of the University of Pennsylvania

AGREED ON BEHALF OF REGENXBIO INC.:

By:  /s/ Ken Mills

Name:  Ken Mills

Title:  President & CEO

Date:  March 22, 2022

Ken Mills, President and CEO

March 21, 2022

ACKNOWLEDGED BY GSK:

By:  /s/ Justin T. Huang

Name:  Justin T. Huang

Title:  Secretary

Date:  Mar. 22, 2022